Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Goldgroup Mining Inc. (the “Company”) of our report dated April 30, 2026 relating to the consolidated financial statements appearing in the annual consolidated financial statements of the Company for the years ended December 31, 2025 and 2024.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

August 7, 2026